                                                                   Draft 12/4/96


                              AMENDED AND RESTATED
                                LICENSE AGREEMENT

      THIS AMENDED AND RESTATED LICENSE AGREEMENT (the "Agreement") made as of the 31st day of December, 1996, between Rockwood Asset Management, Inc., a Pennsylvania corporation, with its principal place of business located at 200 U.S. Route 22, Delmont, Pennsylvania 15626, Attention: Terrence S. Jacobs ("Licensor"), and Rockwood Casualty Insurance Company, a Pennsylvania insurance corporation, with its principal place of business located at 654 Main Street, Rockwood, Pennsylvania 15557 ("Licensee").

                                  WITNESSETH:

      WHEREAS, Licensor and Licensee are parties to that certain License Agreement, dated as of July 1, 1994 (the "Original License Agreement"), pursuant to which Licensor granted to Licensee an exclusive license to use the proprietary computer application software system (the "Software"), including all tangible and intangible portions thereof, as described in Exhibit "A" attached hereto and made a part hereof; and

      WHEREAS, Licensor and Licensee desire and deem it in their best interest to amend certain Sections of the Original License Agreement and restate the terms of the Original License Agreement, as amended;

      NOW, THEREFORE, in consideration of the premises, the parties, intending to be legally bound hereby, agree that the Original License Agreement is amended and restated in its entirety as follows:

      SECTION 1. License. Licensor hereby grants to Licensee for the term of this Agreement an exclusive license to use the Software, subject to all of the terms and conditions set forth in this Agreement (the "License"). The License extends only to the uses expressly authorized in this Section or in other portions of this Agreement. The Licensee may use the Software at, or from, any other location of Licensee, with any computer processing unit; provided, however, that except as otherwise expressly permitted in this Agreement, the Licensee shall use the Software solely for the purpose of Licensee's insurance business. In the event that Licensee moves any data contained in disks, tapes or other computer storage mediums or other tangible forms ("Tangible Manifestations") of the Software to any location other than 654 Main Street, Rockwood, Pennsylvania (the "Facility"), Licensee shall give Licensor notice thereof within 15 business days after such move, which notice shall include the proposed location thereof.

      SECTION 2. Fees. Licensee shall pay to Licensor an annual licensee fee for the Software of Eight Thousand Dollars ($8,000.00) payable each year in four (4) equal quarterly installments of Two Thousand Dollars ($2,000.00) each on the first business day of January, April, August and December, commencing with the first installment of license fee due and payable on January 2, 1997.

      SECTION 3. Extent of Licensee. The rights granted to Licensee under
Section 1 hereof may be sold, assigned, sublicensed, encumbered or transferred (collectively, a "Transfer") in any manner without the prior written consent of Licensor, provided that within ten business days of any such Transfer, Licensee shall give Licensor notice thereof, and, further provided, that any such transferee agrees to be bound by the terms and conditions of this Agreement as if it were the licensee hereunder. No such Transfer shall release Licensee from its obligations under this Agreement.

      SECTION 4. Term of the Agreement. This Agreement shall commence as of the date hereof, and shall continue for an initial term ending December 31, 1999, unless otherwise terminated pursuant hereto by Licensor. If Licensee is not in default under any terms or conditions hereof and the Licensee has not been sooner terminated, Licensee shall have the right to extend the term of this Agreement for an indefinite period for a price of One Dollar ($1.00) upon written notice to Licensor within thirty (30) days prior to November 30, 1999.

      SECTION 5.  Licensee's Data.

      (a) Licensee acknowledges that the License and delivery and installation of the Software does not include the input of Licensee's data necessary for Licensee's operation of the Software for its business. Licensee shall be solely responsible, and at Licensee's sole expense, for the initial input of the data into the Software and for all of its data input and entry thereafter throughout the term of this Agreement.

      (b) Licensor shall treat Licensee's data as confidential under terms reasonably similar to those set forth in Section 8 below. Upon the termination of this Agreement, Licensor's sole responsibility with respect to Licensee's data shall be to return, within fifteen (15) business days after receipt of a written request from Licensee, all Tangible Manifestations of such data then remaining in Licensor's possession and as were requested in such written request.

      SECTION 6. Licensee's Use. Licensee may use the Software for any purpose whatsoever and, at Licensee's sole expense, modify the Software, which modifications shall inure to the benefit of Licensor and Licensee.

      SECTION 7. Ownership. The transactions provided for in this Agreement are licenses only, and Licensor shall at all times remain the owner of the Software and all portions thereof. Licensee shall, upon Licensor's request at any time and from time to time, take such action and execute and deliver or file such documents or instruments as Licensor may in its sole discretion deem necessary or appropriate to confirm Licensor's ownership of all portions of the Software.


      SECTION 8. Confidentiality. Licensee acknowledges and agrees that the Software and all Tangible Manifestations and all portions thereof constitutes proprietary confidential information and trade secrets belonging to the Licensor, in which Licensee has no rights or interest whatsoever, except as expressly granted by this Agreement. Subject to its right to Transfer pursuant to Section 3, Licensee shall at all times treat all portions of the Software as confidential and shall not in any manner disclose or make available all or any portion of the Software to any third party or, to the extent within its reasonable control, permit others to do so, except that portions of the Software may be made available to Licensee's auditors and examiners upon a written certification by the auditors or examiners that disclosure is necessary and a written agreement by the auditors or examiners to abide and be bound by the confidentiality terms hereof. Licensee shall not copy all or any portion of the Software, except as may be actually necessary for Licensee to use the Software or exercise any of its rights under this Agreement. Licensee shall store all Tangible Manifestations of the Software in a secure place, except when being used, and shall limit access to such material to those of its employees who reasonably require such access for Licensee to use the Software. Upon the termination of this Agreement for any reason whatsoever and regardless of fault, Licensee shall, within fifteen (15) business days, return to Licensor all Tangible Manifestations of the Software and, at Licensor's option, either return or destroy all copies of such material.

      SECTION 9. Notices. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given (a) three days after mailing by registered or certified mail, postage prepaid, or (b) upon receipt if delivered by overnight courier or by hand, in each case addressed to the party to be notified at its address set forth hereinabove, or to such other addresses as may be furnished in writing hereafter to the notifying part.

      SECTION 10.  Termination.

      (a) Except as otherwise provided herein, this Agreement shall remain in full force and effect during the initial and extended term of this Agreement.

      (b) If Licensee makes any assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or if it is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, then the rights granted herein shall forthwith cease and terminate without prior notice or legal action by Licensor.

      (c) In the event that Licensee defaults under any of the terms and conditions of the Agreement or fails to pay when due all payments called for under Section 2 hereof, then all the minimum annual payments called for under
Section 2 hereof, shall become immediately due and payable to Licensor. Licensor hereby agrees that this right shall not be exercised unless Licensor shall have given Licensee at least ten (10) days prior written notice of its intention to terminate this Agreement and the opportunity during such period for Licensee to remedy such default. If Licensee shall correct such default during said notice period, such notice shall be of no further force and effect. The failure of Licensor to insist upon strict and/or prompt performance of the terms and conditions of this Agreement or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Licensor's right to enforce the same strictly thereafter according to the terms hereof in the event of a continuing or subsequent default on the part of Licensee.

      SECTION 11. Entire Agreement. This Agreement represents the entire understanding and agreement among the parties hereto and there exists no representations, warranties or oral agreements not set forth herein. The provisions of this Agreement may not be altered or amended except by written instrument signed subsequent to the date hereof by all parties hereto.

      SECTION 12. Continuity. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors or assigns, but shall not inure to the benefit of a successor or any assignee of the Licensee without prior written consent of Licensor.

      SECTION 13. Counterparts. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

      IN WITNESS WHEREOF, Licensor and Licensee have caused this Agreement to be executed for their respective corporations' named by their duly authorized officers.

                                    ROCKWOOD ASSET MANAGEMENT, INC.,
                                      Licensor


                                    By: ________________________________________
                                        Name:
                                        Title:

                                    ROCKWOOD CASUALTY INSURANCE COMPANY,
                                      Licensee

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    Exhibit A

Numerous programs have been developed to store data and provide statistical information for external and internal management reports as follows:


     General System                              Number-of Programs
     --------------                              ------------------

     Premiums                                          743

     Claims                                            481

     General Accounting                                127

     Miscellaneous                                     31